                             CHATWINS GROUP, INC.
                      COMPUTATION OF PER SHARE EARNINGS
            (In thousands, except share and per share information)

                                             YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                     1994     1995     1996     1997     1998
                                  -------  -------  -------  -------  -------
     EARNINGS:
Income before equity income
  (loss) from affiliate and
  extraordinary item              $ 1,255  $ 4,425  $    17  $ 2,321  $ 1,635
Dividends paid or accreted to
  preferred stock                    (450)    (456)    (456)    (456)    (456)
                                  -------  -------  -------  -------  -------
     Earnings applicable to
       common stock                   805    3,969     (439)   1,865    1,179

Equity loss from continuing
  operations of affiliate             (90)    (132)    (549)    (224)  (2,677)
Equity income (loss) from
  discontinued operations
  of affiliate                          -        -       93      162     (429)
Extraordinary item                   (201)       -        -        -        -
                                  -------  -------  -------  -------  -------
     Net earnings applicable
       to common stock            $   514  $ 3,837  $  (895) $ 1,803  $(1,927)
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     COMMON SHARES OUTSTANDING:
Average equivalent outstanding    293,242  292,887  292,887  292,887  292,887
                                  =======  =======  =======  =======  =======

     EARNINGS PER COMMON SHARE:
Income before equity income
  (loss) from affiliate and
  extraordinary item              $  2.74  $ 13.55  $ (1.49) $  6.37  $  4.03
Continuing operations of
  affiliate                         (0.31)   (0.45)   (1.87)   (0.77)   (9.14)
Discontinued operations of
  affiliate                             -        -     0.31     0.56    (1.47)
Extraordinary item                  (0.68)       -        -        -        -
                                  -------  -------  -------  -------  -------
     EARNINGS PER COMMON SHARE    $  1.75  $ 13.10  $ (3.05) $  6.16  $ (6.58)
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